Exhibit 99.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (“Agreement”) is made on this 1st day of December, 2017 by and among International Leaders Capital Corporation, a Nevada Corporation (“ILCC”), and Michael Chi Chung Leung, a resident of the Hong Kong (“Leung”).

RECITALS

A. Leung currently holds 100% interest in INTERNATIONAL LEADERSHIP CENTER HOLDINGS LIMITED, a British Virgin Islands company (“BVI ILC”). BVI ILC has one wholly owned subsidiary, Hong Kong ILC Business Services Limited (“HK ILC”) which has one wholly owned subsidiary Shenzhen Qian Chuang Hui Technology Incubator Limited (“Shenzhen QCH”).

B. The Board of Directors of ILCC have determined that an acquisition of BVI ILC, upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of its respective shareholders, and its Board of Directors has approved such Share Purchase.

C. Leung, as the sole director and sole shareholder of BVI ILC, has determined that an acquisition of BVI ILC by ILCC, upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of BVI ILC, and its Board of Directors has approved such Share Purchase.

D. Leung and ILCC desire to make certain representations, warranties, covenants and agreements in connection with the Share Purchase and also to prescribe various conditions to the Share Purchase.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

I. DEFINITIONS

When used in this Agreement (and any Exhibits and Schedules in which terms are not otherwise defined), the following terms shall have the following meanings:

1.01 Capital Stock. “Capital Stock” shall mean the outstanding shares of common stock, no par value of ILCC.

1.02 Membership Interest. “Membership Interest” shall mean the outstanding membership interest of BVI ILC.

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1.03 Closing. “Closing” shall mean the closing of the transactions contemplated by this Agreement.

1.04 Effective Date. “Effective Date” shall be defined as the Closing Date.

1.05 Material Adverse Change. “Material Adverse Change” or “Material Adverse Effect” means, when used in connection with Leung, ILCC or BVI ILC, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole.

1.06 Person. “Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

1.07 Subsidiary. A “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

II. THE BASIC TRANSACTION

2.01 Purchase of Shares. Subject to the terms and conditions set forth herein, ILCC will purchase from Leung one hundred percent (100%) of the issued and outstanding stock of BVI ILC This Agreement is predicated upon Leung’s ability to transfer one hundred percent (100%) of the issued and outstanding stock of BVI ILC to ILCC, and the inability of Leung to transfer one hundred percent (100%) of the issued and outstanding stock of BVI ILC to ILCC shall, at the option of ILCC, render ILCC’s obligation to purchase hereunder null and void.

2.02 Purchase Price. ILCC shall pay to Leung the sum of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00 U.S.D.) for the one hundred percent (100%) of the issued and outstanding stock of BVI ILC (hereinafter referred to as the “Purchase Price”).

2.03 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01 and subject to the satisfaction or waiver of the conditions set forth in Article IV, the closing of the Share Purchase (the “Closing”) will take place at 10:00 a.m. on the business day after satisfaction of the conditions set forth in Article IV (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article IV) (the “Closing Date”)

2.04 Procedure for Closing. At or prior to Closing, the following will occur:

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(a) Leung shall surrender the certificates evidencing one hundred percent (100%) of BVI ILC’s issued and outstanding stock, duly endorsed with stock powers attached. ILCC shall surrender to Leung funds in the amount of $2,500.00 USD.

(b) All documentation necessary to put into effect the agreed actions of Sections 2.01 and 2.02 above shall be fully executed.

III. CONDITIONS PRECEDENT TO THE OBLIGATION OF ILCC TO CLOSE

The obligation of ILCC to complete the Closing is subject, at the option of ILCC, to the fulfillment on or prior to the Closing Date of the following Conditions, any one or more of which may be waived by ILCC in writing:

3.01 Representations and Covenants. The representations and warranties of Leung contained in this Agreement shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Leung shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Leung on or prior to the Closing Date.

3.02 Governmental Permits and Approvals in Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of Directors of Leung shall have approved the transactions contemplated by this Agreement, and Leung shall have delivered to ILCC, if requested, resolutions by their Board of Directors certified by the Secretary of Leung authorizing the transactions contemplated by this Agreement.

3.03 Satisfactory Business Review. ILCC and their representatives shall have completed the review of the business of BVI ILC, HK ILC and Shenzhen QCH contemplated by this Agreement, that none of the information revealed thereby or in the Financial Statements has resulted in, or in the opinion of them may result in, an adverse change in the assets, properties, business, operations or condition (financial or otherwise) of BVI ILC,HK ILC and Shenzhen QCH.

3.04 No Material Adverse Change. Between the date of this Agreement and the Closing Date: (a) there shall have been no material adverse change to BVI ILC, Shenzhen, or their business, financial position, or results of operation excluding events which affect companies business generally; (b) there shall have been no adverse federal, state, or local legislative or regulatory change affecting in any material respect the services, products or business of BVI ILC; and (c) none of the properties or assets of BVI ILC shall be damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damage may, in the opinion of ILCC have a material adverse affect on BVI ILCand/or Shenzhen.

3.05 Litigation. No action, suit, or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of ILCC, Leung and BVI ILC, a material adverse affect on the assets, properties, business, operations, or condition (financial or otherwise) of BVI ILC,HK BVI or Shenzhen QCH.

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3.06 Review of Financial Statements. ILCC designated representatives shall complete a satisfactory review of Financial Statements of BVI ILC immediately prior to Closing in accordance with the provisions herein.

3.07 Other Documents. Leung shall have delivered such other documents, instruments, and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may reasonably be requested in furtherance of the provisions of this Agreement.

3.08 Agreement. The officers of BVI ILC shall have delivered to ILCC duly executed copies of this Agreement as required by applicable law.

3.09 Other Legal Requirements. All statutory and other legal requirements for the valid consummation of the transaction shall have been fulfilled. No law or regulation shall have passed or been enacted that would prevent the consummation of the transactions contemplated by this Agreement.

IV. DOCUMENTS TO BE FURNISHED TO ILCC AND LEUNG

(a) Certified copies of resolutions of ILCC and BVI ILC approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable ILCC and Leung to comply with the terms of this Agreement.

(b) The Company Books of BVI ILC,HK ILC and Shenzhen QCH.

(c) A list of the jurisdictions where BVI ILC,HK ILC and Shenzhen QCH is qualified to do business.

(d) A list of the officers and directors of BVI ILC,HK ILCand Shenzhen QCH.

(e) Copies of the Articles of Incorporation and Bylaws currently in effect of BVI ILC,HK ILC and Shenzhen QCH.

(f) Copies of all contracts, agreements or commitments in which BVI ILC,HK ILC and/or Shenzhen QCH is a party.

(g) A list of all fringe benefit plans and programs applying to employees of BVI ILC,HK ILC and Shenzhen QCH including but not limited to, pension, profit sharing, life insurance, medical, bonus, incentive and similar plans and the approximate annual cost of each.

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(h) A list of all employees of BVI ILC,HK ILC and Shenzhen QCH.

(i) A list of all letters, patents, patent applications, inventions upon which patent application have not yet been filed, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations, both domestic and foreign presently owned by BVI ILC,HK ILC or Shenzhen QCH together with the corporate owner.

(j) Copies of all financing or loan agreements, mortgages or similar agreements to which BVI ILC, HK ILC or Shenzhen QCH is a party.

(k) A list of all BVI ILC’s, HK ILC’s and Shenzhen’s bank accounts, brokerage accounts, safety deposit boxes, with the authorized signers indicated.

(l) Copies of all powers of attorney granted by BVI ILC, HK ILC or Shenzhen QCH.

(m) A list of each insurance policy owned by BVI ILC, HK ILC or Shenzhen QCH, with the name of the insurance carrier, the policy number, a brief description of the coverage, the annual premium, the corporate owner and any claims pending.

(n) A certificate from the Chief Executive Officer of ILCC, BVI ILC,HK ILC and Shenzhen QCH, to the effect that all representations and warranties of ILCC, BVI ILC,HK ILC and Shenzhen QCH made under this Agreement are true and correct as of the Closing.

(o) Such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

V. REPRESENTATIONS AND WARRANTIES

5.01 Representations and Warranties of Leung. Leung represents and warrants to ILCC as follows:

(a) Organization, Standing and Corporate Power. BVI ILC is a British Virgin Islands company duly organized, validly existing and in good standing under the laws of British Virgin Islands and has the requisite organizational power and authority to carry on its business as now being conducted. BVI ILC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to BVI ILC.

(b) Subsidiaries. BVI ILC has one subsidiary, which is HK ILC. HK ILC has one subsidiary, which is Shenzhen QCH.

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(c) Authority; Noncontravention. Leung has the requisite power and authority to enter into this Agreement and to consummate the transaction. The execution and delivery of this Agreement by Leung and the consummation by Leung of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Leung. This Agreement has been duly executed and delivered by Leung and constitutes a valid and binding obligation of Leung, enforceable against Leung in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Leung.

(d) Absence of Certain Changes or Events. Since inception BVI ILChas conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to BVI ILC; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to BVI ILC; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted under the terms of this Agreement without prior consent of ILCC; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Leung and/or BVI ILCto consummate the transactions contemplated by this Agreement.

(e) Litigation; Labor Matters; Compliance with Laws.

(i) There is no suit, action or proceeding or investigation pending or, to the knowledge of Leung, threatened against or affecting BVI ILC or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to BVI ILC or prevent, hinder or materially delay the ability of BVI ILC to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BVI ILC having, or which, insofar as reasonably could be foreseen by Leung, in the future could have, any such effect.

(ii) The conduct of the business of BVI ILC complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(f) Environmental Matters. BVI ILC is in compliance with all applicable Environmental Laws. “Environmental Laws” means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

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(g) Material Contract Defaults. BVI ILC is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which BVI ILCs is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring BVI ILC to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by BVI ILC in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from BVI ILC or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(h) Properties. BVI ILC has good, clear and marketable titles to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by BVI ILCor acquired after the date thereof which are, individually or in the aggregate, material to BVI ILC’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

(i) Trademarks and Related Contracts. To the knowledge of Leung:

(i) As used in this Agreement, the term “Trademarks” means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term “Trade Secrets” means technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “Company License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for shrink-wrap or click wrap software or other off-the-shelf products that are generally available for less than $25,000), and any written settlements relating to any Intellectual Property, to which BVI ILC is a party or otherwise bound; and the term “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

(ii) To the knowledge of Leung, none of BVI ILC’s Intellectual Property, Software or Company License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against BVI ILC or its successors.

(j) Tax Returns and Tax Payments. BVI ILC has timely filed all tax returns required to be filed by them, have paid all taxes shown thereon to be due and have provided adequate reserves in their financial statements for any taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid taxes have been made or become a lien against the property of BVI ILC or is being asserted against BVI ILC, no audit of any tax return of BVI ILC is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted by BVI ILC and is currently in effect.

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(k) Leung has determined that the terms of the Share Purchase are fair to and in the best interests of the shareholders of Leung.

5.02 Representations and Warranties of ILCC. ILCC represents and warrants to Leung as follows:

(a) Organization, Standing and Corporate Power. ILCC is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to carry on its business as now being conducted. ILCC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to ILCC.

(b) Subsidiaries. ILCC has no subsidiaries.

(c) Authority; Noncontravention. ILCC has all requisite corporate authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by ILCC and the consummation by ILCC of the transactions contemplated by this Agreement has been (or at Closing will have been) duly authorized by all necessary corporate action on the part of ILCC. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of ILCC, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of ILCC or any of its subsidiaries under, (i) the Articles of Incorporation or bylaws of ILCC or the comparable charter or organizational documents of any other subsidiary of ILCC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to ILCC, or any subsidiary of ILCC or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to ILCC or any subsidiary of ILCC or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to ILCC or could not prevent, hinder or materially delay the ability of ILCC to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to ILCC or any subsidiary of ILCC in connection with the execution and delivery of this Agreement by ILCC or the consummation by ILCC, as the case may be, of any of the transactions contemplated by this Agreement.

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(d) Absence of Certain Changes or Events. ILCC have conducted their business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any material adverse change with respect to ILCC; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to ILCC; or (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of ILCC to consummate the transactions contemplated by this Agreement.

(e) Litigation; Labor Matters; Compliance with Laws.

(i) There is no suit, action or proceeding or investigation pending or, to the knowledge of ILCC, threatened against or affecting ILCC or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to ILCC or prevent, hinder or materially delay the ability of ILCC to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ILCC having, or which, insofar as reasonably could be foreseen by ILCC, in the future could have, any such effect.

(ii) ILCC is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to ILCC.

(iii) The conduct of the business of ILCC complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(f) Benefit Plans. ILCC is not party to any Benefit Plan under which ILCC currently has an obligation to provide benefits to any current or former employee, officer or director of ILCC.

(g) Tax Returns and Tax Payments. ILCC has timely filed all tax returns required to be filed by them, have paid all taxes shown thereon to be due and have provided adequate reserves in their financial statements for any taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid taxes have been made or become a lien against the property of ILCC or is being asserted against ILCC, no audit of any tax return of ILCC is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted by ILCC and is currently in effect.

(h) Environmental Matters. ILCC is in compliance with all applicable Environmental Laws.

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(i) Material Contract Defaults. ILCC is not, or have not, received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which ILCC is a party (i) with expected receipts or expenditures in excess of $10,000, (ii) requiring ILCC to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000 or more, including guarantees of such indebtedness, or (v) which, if breached by ILCC in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from ILCC or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(j) Properties. ILCC have good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by ILCC or acquired after the date thereof which are, individually or in the aggregate, material to ILCC's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

(k) Trademarks and Related Contracts.

(i) As used in this Agreement, the term “ILCC License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for shrink-wrap or click wrap software or other off-the-shelf products that are generally available for less than $25,000), and any written settlements relating to any Intellectual Property, to which ILCC is a party or otherwise bound.

(ii) To the knowledge of ILCC, none of ILCC's Intellectual Property, Software or ILCC License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against ILCC or its successors.

(l) Board Recommendation. The Board of Directors of ILCC has unanimously determined that the terms of the Share Purchase are fair to and in the best interests of the shareholders of ILCC.

VI. COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO TRANSACTION

6.01 Conduct of BVI ILC. From the date of this Agreement and until the Effective Date, or until the prior termination of this Agreement, BVI ILC shall not, unless mutually agreed to in writing:

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(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Date;

(b) sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and on-going business not be impaired prior to the Effective Date;

(d) except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to Leung and ILCC or their business or assets; or

(e) make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

VII. TERMINATION, AMENDMENT AND WAIVER

7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Date of the Share Purchase:

(a) by mutual written consent of ILCC and Leung;

(b) by either ILCC or Leung if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Share Exchange and such order, decree, ruling or other action shall have become final and nonappealable;

(c) by either ILCC or Leung if the transaction shall not have been consummated on or before December 1, 2017 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Date of the Share Exchange);

(d) by ILCC, if a material adverse change shall have occurred relative to BVI ILC;

(e) by ILCC, if Leung willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(f) by Leung, if ILCC willfully fails to perform in any material respect any of their respective obligations under this Agreement; and

(g) by Leung if a material adverse change shall have occurred relative to ILCC.

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7.02 Effect of Termination. In the event of termination of this Agreement by either Leung or ILCC as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ILCC or Leung, other than the provisions of this Section 7.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

7.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7.04 Extension; Waiver. At any time prior to the Effective Date of the Share Purchase, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

7.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver of this Agreement pursuant to Section 7.04 shall, in order to be effective, require action by the Corporation's Board of Directors.

7.06 Return of Documents. In the event of termination of this Agreement for any reason, ILCC and Leung will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. ILCC and Leung will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party's information kept confidential.

VIII. INDEMNIFICATION AND RELATED MATTERS

8.01 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Date of the Share Purchase.

8.02 Indemnification.

(a) Irrespective of any due diligence investigation conducted by Leung with regard the transactions contemplated hereby, ILCC shall indemnify and hold Leung and each of its officers, directors, shareholders, employees and affiliates (the “Leung Representatives”) harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, “Losses”) arising out of, based upon, attributable to or resulting from any and all Losses incurred or suffered by Leung or any Leung Representative resulting from or arising out of any breach of a representation, warranty or covenant made by ILCC as set forth herein.

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(b) Leung shall indemnify and hold ILCC and each of its officers, directors, shareholders, employees and affiliates (the “ILCC Representatives”) harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, “Losses”) arising out of, based upon, attributable to or resulting from any and all Losses incurred or suffered by ILCC or any ILCC Representative resulting from or arising out of any breach of a representation, warranty or covenant made by Company as set forth herein.

8.03 Notice of Indemnification. In the event any proceeding shall be threatened or instituted or any claim or demand shall be asserted in respect of which payment may be sought by ILCC or any ILCC Representative or by Leung or any Leung Representative, against the other, as the case may be (each an “Indemnitee”), under the provisions of this Article IX (an “Indemnity Claim”), the Indemnitee shall promptly cause written notice of the assertion of any such Claim of which it has knowledge which is covered by this indemnity to be forwarded to ILCC, or to Leung, as the case may be. Any notice of an Indemnity Claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the Indemnity Claim is made, the facts giving rise to an alleged basis for the Claim, and the amount of the liability asserted against the Indemnitor by reason of the Indemnity Claim. Within ten (10) days of the receipt of such written notice, ILCC or Leung, as the case may be, shall notify the Indemnitee in writing of its intent to contest the indemnification obligation (a “Contest”) or to accept liability hereunder.

IX. GENERAL PROVISIONS

9.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to ILCC, to:

International Leaders Capital Corporation

1980 Festival Plaza Drive, Suite 530

Las Vegas, Nevada 89135

(b) if to Leung, to:

Michael Chi Chung Leung

Unit 14, Floor 11th,

Lok Fook Mansion,

No. 14 Knutsford Terrace,

Kowloon, HK

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9.02 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

9.03 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

9.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles. All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Clark County, Nevada under the Commercial Arbitration Rules of the American Arbitration Association (“the AAA”) from time to time in force (to the extent not in conflict with the provisions set forth herein). This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne.

9.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.06 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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9.07 Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement on this 1st day of December, 2017.

INTERNATIONAL LEADERS CAPITAL CORPORATION

By: /s/ Cihan Huang

      Cihan Huang, President

MICHAEL CHI CHUNG LEUNG

By: /s/ Michael Chi Chung Leung

      Michael Chi Chung Leung

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